Exhibit 10.1

2007 EQUITY INCENTIVE PLAN
This Xilinx, Inc. 2007 Equity Incentive Plan (hereinafter called the “Plan”) was adopted by the Board of Directors of Xilinx, Inc., a Delaware corporation (“Xilinx”), on May 3, 2006, and approved by Xilinx’s stockholders at Xilinx’s annual meeting on July 26, 2006. The Plan became effective as of January 1, 2007 with an initial term of seven (7) years until December 31, 2013. The term of the Plan was extended by Xilinx’s stockholders at Xilinx’s 2013 annual meeting for an additional ten (10) years from December 31, 2013, and the Plan terminates on December 31, 2023.
Pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 26, 2020, by and among Advanced Micro Devices, Inc. (hereinafter called the “Company”), Thrones Merger Sub, Inc., and Xilinx, on February 14, 2022 (the “Merger Date”), Xilinx became a wholly-owned subsidiary of the Company. In connection with the Company’s acquisition of Xilinx, the Company assumed sponsorship of the Plan from Xilinx and assumed Xilinx’s obligations with respect to all Awards (as defined below) outstanding under the Plan as of immediately prior to the Merger Date (the “Assumed Awards”). The Plan and the Assumed Awards were amended by the Board (as defined below) effective as of the Merger Date to reflect (a) the Company’s assumption of the Plan and the Assumed Awards and (b) the treatment of the Assumed Awards under the terms of the Merger Agreement.
Notwithstanding anything in the Plan to the contrary and subject to applicable Nasdaq or other exchange requirements, no Award will be granted under the Plan on or after the Merger Date to any individual who, immediately prior to the Merger Date, was an employee of the Company or any of its subsidiaries or affiliates.

ARTICLE 1
PURPOSE
The purpose of the Plan is to attract and retain the services of able persons as Employees, Consultants, and Non-Employee Directors of the Company and its Subsidiaries, to provide such persons with a proprietary interest in the Company through the granting of Options, SARs, Restricted Stock, and RSUs, whether granted singly, or in combination, or in tandem, that will (a) increase the interest of such persons in the Company’s welfare, and (b) furnish an incentive to such persons to continue their services for the Company and/or Subsidiary.

ARTICLE 2
DEFINITIONS
For purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1    “Award” means the grant of any Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, or Restricted Stock Unit, whether granted singly, in combination or in tandem.
2.2    “Award Agreement” means a written or electronic agreement between a Participant and the Company, which sets out the terms of the grant of an Award.
2.3    “Award Period” means the period during which one or more Awards granted under an Award Agreement may be exercised or earned.
2.4    “Board” means the Board of Directors of the Company.
2.5    “Cause” shall mean: (i) engaging in financial fraud; (ii) embezzling property of the Company and/or any Subsidiary; (iii) non-payment of an obligation owed to the Company; (iv) breach of fiduciary duty or deliberate disregard of Company rules, code of conduct or policies resulting in loss, damage or injury to the Company; (v) engaging in any activity for, or affiliating with, any competitor of the Company and/or any Subsidiary; (vi) theft of trade secrets or unauthorized disclosure of any confidential information or trade secret of the Company and/or any Subsidiary; or (vii) engaging in conduct that is a violation of securities laws, antitrust and unfair competition laws, the Foreign Corrupt Practices Act, other laws, or which conduct puts the Company and/or any Subsidiary at substantial risk of violating such laws. The Committee, in its sole discretion, shall determine if a Participant’s termination of employment or cessation of services is for “Cause.”
2.6    “Change of Control.” A Change of Control shall occur if:
(a)    Any Person, or more than one Person acting as a group, acquires ownership of Shares of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Shares of the Company. However, if any one Person or more than one Person acting as a group, is considered to own more than 50% of the total Fair Market Value or total voting power of the Shares of the Company, the acquisition of additional Shares by the same Person or Persons is not considered to cause a Change in Control;
(b)    A majority of members of the Board of Directors of the Company are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company prior to the date of the appointment or election; or
(c)    Any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) all or substantially all the assets of the Company.
2.7    “Code” means the U.S. Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.
2.8    “Committee” means the Compensation and Leadership Resources Committee of the Board or such other Committee appointed or designated by the Board to administer the Plan.
2.9    “Company” means Advanced Micro Devices, Inc., a Delaware corporation, and any successor entity.
2.10    “Consultant” means each individual who performs services for the Company and/or any Subsidiary, and who is determined by the Committee to be a consultant to the Company and/or Subsidiary.
2.11    [Reserved]
2.12    “Date of Grant” means “date of grant” as determined by the Committee consistent with Statement of Financial Accounting Standards 123(R).
2.13    “Director” means a member of the Board or the board of directors of any Subsidiary.
2.14    “Disability” means total and permanent disability of a Participant as described in Section 22(e)(3) of the Code.
2.15    “Employee” means each individual treated as an employee in the records of the Company and/or any Subsidiary. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.
2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17    “Exercise Date” means the date specified in the Participant’s Exercise Notice, on which the Participant seeks to exercise an Option or SAR.
2.18    “Exercise Notice” means the electronic or written notice from the Participant to the Company (or to a designated broker acting as agent for the Company) notifying the Company or designated broker, as applicable, that the Participant seeks to exercise an Option or SAR.
2.19    “Fair Market Value” of a Share means:
(a)    If the Share is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be its closing sales price (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(b)    If the Share is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Share on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c)    In the absence of an established market for the Share, the Fair Market Value shall be determined in good faith by the Committee.
2.20    “Good Reason” means the assignment to the Participant of duties that result in a material diminution of the Participant’s duties and responsibilities. The Committee, in its sole discretion, shall determine whether a Participant’s termination from employment or cessation of services is for “Good Reason.”
2.21    “Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.
2.22    “Non-Employee Director” means a member of the Board or the board of directors of any Subsidiary who is not an Employee.
2.23    “Non-qualified Stock Option” or “NQSO” means a stock option, granted pursuant to this Plan that is not intended to comply with the requirements set forth in Section 422 of the Code.
2.24    “Option” means either an ISO or NQSO.
2.25    “Option Price” means the price which must be paid by a Participant upon exercise of an Option to purchase a Share.
2.26    “Participant” shall mean an Employee, Consultant, or Non-Employee Director to whom an Award is granted under this Plan.
2.27    “Performance Goal” means the performance goals or objectives established by the Committee as a condition precedent to the vesting of an Award.
2.28    “Performance Period” means the time period designated by the Committee during which Performance Goals must be met.
2.29    “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
2.30    “Plan” means this Xilinx, Inc. 2007 Equity Incentive Plan, as amended from time to time.

2.31    “Restricted Stock” means Shares issued or transferred to a Participant pursuant to Section 6.5 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.
2.32    “Restricted Stock Unit” or “RSU” means a unit denominating a Share that gives the right to receive a payment in cash and/or Shares, and which is subject to restrictions, as described under Section 6.5 of the Plan and in the related Award Agreement.
2.33    “SAR” or “Stock Appreciation Right” means the right to receive a payment, in cash and/or Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the SAR Price for such Shares.
2.34    “SAR Price” means the Fair Market Value of each Share covered by a SAR on the Date of Grant of such SAR.
2.35    “SEC” shall mean the U.S. Securities and Exchange Commission.
2.36    “Section 16 Insider” means an officer or Director of the Company or any other Participant whose transactions in Shares are subject to the short-swing profit liabilities of Section 16 of the Exchange Act.
2.37    “Service” means a Participant’s employment or service with the Company or its Subsidiaries whether in the capacity of an Employee, Director or Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service.
2.38    “Shares” means the Company’s common stock.
2.39    “Subsidiary” means a “subsidiary corporation,” as defined under Section 424(f) of the Code.
ARTICLE 3
ADMINISTRATION
3.1    The Committee shall administer the Plan unless otherwise determined by the Board. However, any Awards granted to members of the Committee must be authorized by a disinterested majority of the Board. The Board may, in its discretion and in accordance with applicable law, delegate authority to one or more elected officers of the Company to grant Awards to Participants who are not Section 16 Insiders. In that event, the applicable provisions of the Plan will be interpreted to permit such officers to take the actions otherwise conferred on the Committee to the extent necessary or appropriate to implement such delegation.
3.2    Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions delegated to any officer pursuant to Section 3.1, and reassume all powers and authority previously delegated to such officer.
3.3    The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan, including, but not limited to, any rights of the Committee to cancel or rescind any such Award.
3.4    The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan, including, but not limited to, creating sub-plans to take advantage of favorable tax-treatment, or otherwise provide for grants of Awards to Employees, Consultants, or Non-Employee Directors of the Company and/or any Subsidiary residing in non-U.S. jurisdictions. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding and conclusive on all interested parties.
3.5    With respect to restrictions in the Plan that are based on the requirements of Section 422 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.
ARTICLE 4
ELIGIBILITY
The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant, or Non-Employee Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, different Awards need not contain similar provisions. The Committee’s determinations under the Plan (including, without limitation, the determination of the individual who is to receive an Award, the form, amount and timing of such Award, and the terms and provisions of such Award and the agreements evidencing the same) need not be uniform and may be made by it selectively among Employees, Consultants, or Non-Employee Directors who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5
SHARES SUBJECT TO PLAN
5.1    Total Shares Available. Subject to adjustment as provided in Articles 14 and 15, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 94,614,660, all of which may be granted as Incentive Stock Options.
5.2    Source of Shares. Shares to be issued may be made available from authorized but unissued Shares, Shares held by the Company in its treasury, or Shares purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of Shares that shall be sufficient to satisfy the requirements of this Plan.
5.3    Restoration and Retention of Shares. If any Shares subject to an Award shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the forfeiture, termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, or if any such Shares shall, after issuance or transfer, be reacquired by the Company because of the Participant’s failure to comply with the terms and conditions of an Award or for any other reason, the Shares not so issued or transferred, or the Shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 5.1 and may be used thereafter for additional Awards under the Plan. To the extent an Award under the Plan is settled or paid in cash, Shares subject to such Award will not be considered to have been issued and will not be applied against the maximum number of Shares provided for in Section 5.1. If an Award may be settled in Shares or cash, such Shares shall be deemed issued only when and to the extent that settlement or payment is actually made in Shares. To the extent an Award is settled or paid in cash, and not Shares, any Shares previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under the Plan, and the maximum number of Shares that may be issued or transferred under the Plan shall be reduced only by the number of Shares actually issued and transferred to the Participant. The Committee may, from time to time, adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

ARTICLE 6
GRANT OF AWARDS
6.1    Award Agreement. The grant of an Award shall be authorized by the Committee and may be evidenced by an Award Agreement setting forth the term of the Award, including the total number of Shares subject to the Award, the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan. The Company may execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, the receipt of any other Award under the Plan.
6.2    Limitations on Awards. The Plan is subject to the following limitations:
(a)    Options. The Option Price cannot be less than 100% of the Fair Market Value of the Share(s) underlying the Option on the Date of Grant of such Option.
(b)    SARs. The SAR Price of a SAR cannot be less than 100% of the Fair Market Value of the Share(s) underlying the SAR on the Date of Grant of such SAR.
(c)    Calendar Year Share Limit. Subject to the adjustments as provided in Articles 14 and 15, the aggregate Awards granted under the Plan to any Participant during any calendar year shall not exceed:
(i)    6,893,600 Shares subject to Options, SARs or a combination of the foregoing; and
(ii)    3,446,800 Shares subject to Awards other than Options or SARs.
(d)    Calendar Year Cash Limit. No Participant may receive during any calendar year Awards under the Plan that are to be settled in cash covering an aggregate of more than $6,000,000.
(e)    Non-Employee Director Annual Award Limit. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the Date of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single fiscal year, taken together with any cash fees paid to such Non-Employee Director during such fiscal year, shall not exceed $750,000.
(f)    Term. The term of Awards may not exceed seven (7) years.
(g)    Repricing. The Committee shall not reprice an Option or SAR, whether by directly lowering the exercise price, through the cancellation of an Option or SAR in exchange for a new Option or SAR having a lower exercise price, or by substituting Restricted Stock or RSU awards in place of the Option or SAR, without stockholder approval.
(h)    Minimum Vesting. Except with respect to five percent (5%) of the maximum number of Shares that may be issued under the Plan, as provided in Section 5.1, each Award shall vest on the basis of the Participant’s continued Service or the attainment of Performance Goals. No Award which vests on the basis of the Participant’s continued Service shall vest earlier than one year following the date of grant of such Award and no Award which vests on the basis of attainment of Performance Goals shall provide for a Performance Period of less than one year; provided, however, that such limitations shall not preclude the acceleration of vesting of such Award upon the death or disability of the Participant, or in connection with a Change of Control.
6.3    Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such

Shares, notwithstanding the exercise of any Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date Shares are issued. Notwithstanding any other provision of the Plan, dividends otherwise payable with respect to issued Shares that remain subject to vesting conditions pursuant to the terms of the applicable Award shall be made subject to the same vesting conditions and shall be accumulated and paid if and when such vesting conditions are satisfied.
6.4    Options.
(a)    In General. The Committee may grant Options under the Plan. ISOs may be granted only to Employees. NQSOs may be granted to Employees, Consultants, and Non-Employee Directors. With respect to each Option, the Committee shall determine the number of Shares subject to the Option, the Option Price, the term of the Option, the time or times at which the Option may be exercised and whether the Option is an ISO or an NQSO.
(b)    Vesting. Subject to Article 15 of the Plan, Options shall vest upon satisfaction of the conditions set forth in the Award Agreement. Such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.
(c)    Special Rule for ISOs. If the aggregate Fair Market Value of Shares (determined as of the Date of Grant) underlying ISOs that first become exercisable during any calendar year exceeds $100,000, the portion of the Option or Options not exceeding $100,000, to the extent of whole Shares, will be treated as an ISO and the remaining portion of the Option or Options will be treated as an NQSO. The preceding sentence will be applied by taking Options into account in the order in which they were granted.
(d)    Restricted Stock/Restricted Stock Units. If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall establish: (i) the number of Shares of Restricted Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units, (iii) the time or times within which such Award may be subject to forfeiture, (iv) Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, if any, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.
(e)    Legend on Shares. Each Participant who is awarded Restricted Stock shall be issued the number of Shares specified in the Award Agreement for such Restricted Stock, and such Shares shall be recorded in the Share transfer records of the Company and ownership of such Shares shall be evidenced by a certificate or book entry notation in the Share transfer records of the Company. Such Shares shall be registered in the name of the Participant, and shall bear or be subject to an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Committee may require that the Share certificates or other evidence of ownership of the Shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a share power or share powers, endorsed in blank, relating to the Shares of Restricted Stock.
(f)    Restrictions and Conditions. Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:
(i)    Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign Shares of Restricted Stock and/or Restricted Stock Units.

(ii)    Except as provided in subparagraph (i) above and subject to the terms of a Participant’s Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any dividends thereon, subject to Section 6.3. Certificates or evidence of ownership of Shares free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Shares. Certificates for the Shares forfeited under the provisions of the Plan shall be promptly returned to the Company by the forfeiting Participant. Each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any Shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.
(iii)    The Restriction Period of Restricted Stock and/or Restricted Stock Units shall commence on the Date of Grant and, subject to Article 15 of the Plan, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.
6.5    SARs.
(a)    In General. A SAR shall entitle the Participant to surrender to the Company the SAR, or a portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefore cash or Shares in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.
(b)    Vesting. Subject to Article 15 of the Plan, SARs shall vest upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.
ARTICLE 7
AWARD PERIOD; VESTING
Subject to the provisions of Section 6.2(h), the Committee, in its sole discretion, may determine that an Award will be immediately exercisable or vested, in whole or in part, or that all or any portion may not be exercised or vest until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise or vesting, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Award may be exercised or vested.

ARTICLE 8
TERMINATION OF SERVICE
The provisions of this Article 8 shall apply to each Award granted under the Plan other than an Outside Director RSU Award granted pursuant to Article 11, unless otherwise provided in an applicable Award Agreement.
8.1    In General. If a Participant’s Service is terminated or ceases, other than for Good Reason, Cause, or by reason of death or Disability, then the portion of any Award that is not vested as of the date of such termination or cessation shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination or cessation shall automatically lapse and be forfeited at the close of business on the 30th day following the date of such Participant’s termination or cessation (or if earlier, upon the expiration of the term of the Option or SAR), subject to Section 8.6 and 8.7 below, to the extent applicable.
8.2    Death or Disability. If a Participant’s employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by reason of Disability, then the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant’s termination (or if earlier, upon the expiration of the option term). If a Participant’s employment as an Employee, or service as a Consultant or Non- Employee Director is terminated by reason of death, vesting of the unvested portion of any Award shall be accelerated on the date of such termination so that the Participant’s Award shall vest with respect to an additional number of Shares in which the Participant would have vested if the Participant had remained in employment or service for a period of 12 months following such termination. Any such vested Award shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant’s death (or if earlier, upon the expiration of the term of the Option or SAR).
8.3    Suspension or Termination for Cause. If at any time (including after a notice of exercise has been delivered) the Committee reasonably believes that a Participant has committed an act of misconduct as described in Section 2.5, the Committee or an officer of the Company authorized by the Committee may suspend the Participant’s right to receive the benefit of any Award pending a determination by the Committee of whether an act of misconduct amounting to Cause has been committed. If at any time a Participant’s employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by the Company for Cause, the Participant’s entire Award, whether vested or unvested, shall automatically lapse and be forfeited on the date of such termination. Any determination by the Committee with regard to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an “executive officer” for purposes of Section 16 of the Exchange Act, the determination of the Committee shall be subject to the approval of the Board of Directors.
8.4    Termination for Good Reason. If a Participant’s employment as an Employee, or service as a Consultant or Non-Employee Director is terminated for Good Reason, the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant’s termination (or if earlier, upon the expiration of the term of the Option or SAR).
8.5    Leave of Absence; Transfer. For purposes of this Plan, a Participant shall not be deemed to have a termination of employment or a cessation of services, if the Participant is either on a leave of absence approved by the Company or any Subsidiary, or the Participant transfers between locations of the Company or any Subsidiary. Notwithstanding the above, vesting of Awards shall cease while a Participant is on a leave of absence unless the Committee or applicable laws and regulations determine(s) otherwise.
8.6    Extension if Exercise is Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option or SAR within the applicable periods set forth in this Article 8 is prevented by the provisions of Section 18.6, the Option or SAR shall remain exercisable until 30 days after the date the Participant is notified by the Company that the Option or SAR is exercisable, but in any event, no later than the expiration of the term of the Option or SAR.
8.7    Extension if Participant is a Section 16 Insider. Notwithstanding the foregoing, other than termination for Good Reason, Cause or by reason of death or Disability, if the Participant is a Section 16 Insider at the time of termination or cessation of Service, then the portion of any Award that is not vested as of the date of such termination or cessation shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination or cessation of

Service shall automatically lapse and be forfeited at the close of business on the last business day of the seventh month following the date of Participant’s termination or cessation of Service (or if earlier, upon the expiration of the term of the Option or SAR).
ARTICLE 9
EXERCISE OF AWARD
9.1    In General.
(a)    A vested Award may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions and restrictions of the Plan.
(b)    In no event may an Award be exercised or Shares be issued pursuant to an Award if a necessary listing or quotation of the Shares on a stock exchange or inter-dealer quotation system or any registration under, or compliance with, any laws required under the circumstances has not been accomplished. No Award may be exercised for a fractional Share.
9.2    Stock Options.
(a)    Subject to such administrative regulations as the Committee may from time to time adopt, an Option may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall deliver to the Company (or designated broker, as agent for the Company) consideration with a value equal to the total Option Price of the Shares to be purchased. The acceptable form(s) of consideration for the total Option Price shall be specified in the Award Agreement. Such consideration may include the following: (i) cash, check, bank draft, or money order payable to the order of the Company, (ii)Shares owned by the Participant on the Exercise Date, valued at their Fair Market Value on the Exercise Date, (iii) by delivery (including by fax) to the Company (or designated broker, as agent for the Company) of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Shares purchased upon exercise of the Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, (iv) a “cashless exercise” mechanism approved by the Committee, and/or (v) in any other form of valid consideration that is acceptable to the Company in its sole discretion.
(b)    Upon payment of all amounts due from the Participant, the Company shall cause Shares then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an ISO, the Company may, at its option, retain possession of the Shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver Shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Option or the Shares upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
(c)    If the Participant fails to pay for any of the Shares specified in such notice or fails to accept delivery thereof, the Participant’s right to purchase such Shares may be terminated by the Company.
9.3    SARs. Subject to the conditions of this Section and such administrative regulations as the Committee may, from time to time, adopt, a SAR may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall receive from the Company in exchange for cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per

Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.
9.4    Tax Withholding. The Company or any Subsidiary (as applicable) is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes. Such payments shall be required to be made prior to the delivery of any Shares. Such payment may be made in cash, by check, or through the delivery of Shares owned by the Participant (which may be effected by the actual delivery of Shares by the Participant or by the Company’s withholding a number of Shares to be issued upon the exercise of a Share, if applicable), or any combination thereof.
ARTICLE 10
[RESERVED]
ARTICLE 11
[RESERVED]
ARTICLE 12
AMENDMENT OR DISCONTINUANCE
Subject to the limitations set forth in this Article 12, the Board may, at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan, in whole or in part; provided, however, that no amendment which requires stockholder approval under the rules of the national exchange on which Shares are listed (or in order for the Plan and Awards awarded under the Plan to comply with Section 422 of the Code, including any successors to such section), shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon; and, provided further, that, subject to Section 18.1, no amendment shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the written consent of the affected Participant.

ARTICLE 13
EFFECTIVE DATE AND TERM
The Plan was effective as of January 1, 2007 and had an initial term of seven (7) years from its effective date until December 31, 2013. At the 2013 Annual Meeting of Stockholders, the stockholders approved an extension of the term of the Plan for an addition ten (10) years from December 31, 2013. Accordingly, subject to earlier termination pursuant to Article 12, the Plan shall have an additional term of ten (10) years from December 31, 2013 and will terminate on December 31, 2023. After termination of the Plan, no future Awards may be made. However, any Awards granted before that date will continue to be effective in accordance with their terms and conditions. The Plan was amended by the Board, effective June 2018 (the “2018 Amendment”), to eliminate certain restrictions on awards granted to a “covered employee” as defined in Section 162(m)(3) of the Code and the regulations promulgated thereunder, intended to result in qualified performance-based compensation for the purposes of Section 162(m) as applicable to the Company before its first taxable year beginning after December 31, 2017 (“Prior

162(m)”). Any award granted before April 1, 2018 to a covered employee and intended to result in qualified performance-based compensation under Prior 162(m) will continue to be subject to the terms of the Plan as in effect before the 2018 Amendment.

ARTICLE 14
CAPITAL ADJUSTMENTS
14.1    In General. If at any time while the Plan is in effect, or Awards are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of Shares, or (3) other increase or decrease in such Shares effected without receipt of consideration by the Company, then:
(a)    An equitable adjustment shall be made in the maximum number of Shares then subject to being awarded under the Plan and in the maximum number of Shares that may be awarded to a Participant to the extent that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so awarded.
(b)    Equitable adjustments shall be made in the number of Shares and the Option Price thereof then subject to purchase pursuant to each such Option previously granted and unexercised, to the extent that the same proportion of the Company’s issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate Option Price.
(c)    Equitable adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the extent that the same proportion of the Company’s issued and outstanding Shares in each instance shall remain subject to exercise at the same aggregate SAR Price.
(d)    Equitable adjustments shall be made in the number of outstanding Shares of Restricted Stock and the number of Restricted Stock Units with respect to which restrictions have not yet lapsed prior to any such change.
14.2    Issuance of Shares or Other Convertible Securities. Except as otherwise expressly provided herein, the issuance by the Company of Shares of any class, or securities convertible into Shares of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of Shares then subject to outstanding Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, (iii) the number of outstanding Shares of Restricted Stock, or (iv) the number of outstanding Restricted Stock Units.
14.3    Notification. Upon the occurrence of each event requiring an adjustment with respect to any Award, the Company shall notify each affected Participant of its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.
ARTICLE 15
RECAPITALIZATION; CHANGE OF CONTROL
15.1    Adjustments, Recapitalizations, Reorganizations, or Other Adjustments. The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Shares or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
15.2    Acquiring Entity. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or Share exchange, any Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a Participant would have been entitled had the Participant been a stockholder of the Company immediately prior to such transaction.
15.3    Acquired Entity. In the event of any merger, consolidation or Share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each or any Share subject to the unexercised portions of such outstanding Award, that number of Shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each or any Share held by them, such outstanding Awards to be thereafter exercisable or settled for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all or any portion of Awards may be canceled by the Company immediately prior to the effective date of any such reorganization, merger, consolidation, Share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his or her personal representative of its intention to do so and by permitting the purchase during the 30 day period next preceding such effective date of all or any portion of the Shares subject to such outstanding Awards whether or not such Awards are then vested or exercisable.
15.4    Change of Control. In the event of a Change of Control, notwithstanding any other provision in this Plan to the contrary, the Committee may, in its sole discretion, and to such extent, if any, as it shall determine, provide that the vesting and exercisability of all or any portion of Awards outstanding and not otherwise canceled in accordance with Section 15.3 above shall be accelerated and all or any Restriction Periods applicable to Restricted Stock and/or Restricted Stock Units shall lapse and expire.
ARTICLE 16
LIQUIDATION OR DISSOLUTION
In case the Company sells all or substantially all of its property, or dissolves, liquidates, or winds up its affairs (each, a “Dissolution Event”), the Participant shall receive, to the extent the participant is vested in an Award, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Share of the Company.

ARTICLE 17
ADDITIONAL AUTHORITY OF COMMITTEE
In addition to the Committee’s authority set forth elsewhere, in order to maintain a Participant’s rights in the event of any Change of Control or Dissolution Event described under Articles 15 and 16, the Committee, as constituted before the Change of Control or Dissolution Event, is hereby authorized, and has sole discretion, as to any Award, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:

(a)    provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee;
(b)    provide for the purchase of any Award, upon the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Participant’s rights in the Award had the Award been currently exercisable or payable;

(c)    adjust any outstanding Award as the Committee deems appropriate to reflect the Change of Control or Dissolution Event;
(d)    cause any outstanding Award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after a Change of Control or successor following a Dissolution Event; or
(e)    the Committee may, in its discretion, include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.
ARTICLE 18
MISCELLANEOUS PROVISIONS
18.1    Code Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Code Section 409A and related regulations and U.S. Treasury pronouncements (“Section 409A”), and the Plan shall be so construed. Any Award or portion thereof that constitutes or provides for payment of deferred compensation subject to and not exempted from the requirements of Section 409A (“Section 409A Deferred Compensation”) shall comply with the following:
(a)    Each compensation deferral election (and subsequent deferral election, if any) and each payment election with respect to Section 409A Deferred Compensation shall be made in writing and shall comply in all respects with the requirements of Section 409A and such conditions and procedures as established from time to time by the Committee.
(b)    Each payment of Section 409A Deferred Compensation shall be made only upon the occurrence of one or more of the permissible payment events or times complying with the requirements of Section 409A.
(c)    Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment of Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s “separation from service” (as defined by Section 409A) before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.

18.2    Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.
18.3    No Right to Continued Employment. Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment or service with the Company or any Subsidiary.
18.4    Indemnification of Board and Committee. No member of the Board of Directors of the Company or the Committee, nor any officer or employee of the Company acting on behalf of the Board of Directors of the Company or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors of the Company or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.
18.5    Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
18.6    Compliance with Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Shares are quoted or traded (including, without limitation, Sections 409A or 422 of the Code), and, as a condition of any sale or issuance of Shares under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver Shares, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
18.7    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
18.8    Assignability. Awards may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Award shall so provide. Notwithstanding the previous sentence, the Committee, in its sole discretion, may allow for the transfer or assignment of a Participant’s Award pursuant to a divorce decree or a domestic relations order, but only if such Participant is a U.S. resident.
18.9    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.
18.10    Use of Proceeds. Proceeds from the sale of Shares pursuant to Awards granted under this Plan shall constitute general funds of the Company.
18.11    Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of Delaware without giving effect to its choice of law provisions.
18.12    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
18.13    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

18.14    Construction. Use of the term “including” in this Plan shall be construed to mean “including, but not limited to.”